Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Patricia Figueroa	Christa Zipf
(212) 836-2758	(212) 836-2605
Patricia.Figueroa@arconic.com	Christa.Zipf@arconic.com

Arconic Shareholders Approve Delaware Reincorporation

NEW YORK, November 30, 2017 – Arconic Inc. (NYSE: ARNC) (the “Company”) announced today that shareholders have approved, at a special meeting held earlier today, the Company’s reincorporation from Pennsylvania to Delaware.

In order to effect the reincorporation, Arconic shareholders approved the merger of the Company with a newly formed subsidiary, incorporated in Delaware, which will be the surviving corporation and retain the Arconic Inc. name following the reincorporation. Shareholders also approved, on an advisory basis, the annual election of the full Arconic Board of Directors following the reincorporation and that the Company’s post-reincorporation certificate of incorporation will not contain any supermajority voting requirements.

Arconic currently expects the reincorporation merger to be effective on or about December 31, 2017.

Additional information about the reincorporation can be found in Arconic’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (SEC) on October 16, 2017, available free of charge at the SEC’s website, www.sec.gov, or at www.arconic.com.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website on www.arconic.com

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; and statements about Arconic's strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) any manufacturing difficulties or other issues that impact product performance, quality or safety; (h) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; and (l) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2016, Arconic’s Forms 10-Q for the quarter ended June 30, 2017 and other reports filed with the Securities and Exchange Commission. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

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